certification

Eric Rubin, Principal Executive Officer and Principal Financial Officer/Treasurer of Uncommon Investment Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer/Treasurer
Uncommon Investment Funds Trust		Uncommon Investment Funds Trust

	/s/ Eric Rubin		/s/ Eric Rubin
Eric Rubin		Eric Rubin
Date:	9/6/2022	Date:	9/6/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Uncommon Investment Funds Trust and will be retained by Uncommon Investment Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.